EXHIBIT 10.1

TOTAL GAS & POWER NORTH AMERICA, INC.

September 11, 2012

SABINE PASS LNG, L.P.
700 Milam, Suite 800
Houston, Texas 77002
Attention: President

Re: Letter Agreement

Ladies and Gentlemen:

Reference is made to LNG Terminal Use Agreement, dated as of September 2, 2004 (as amended and in effect on the date hereof, the "TUA") between SABINE PASS LNG, L.P. ("SABINE") and TOTAL GAS & POWER NORTH AMERICA, INC. ("Customer"). Capitalized terms in this letter have the meanings provided in the TUA. Customer has previously advised SABINE of Customer's intention to enter into, as assignor, a Partial Assignment Agreement ("Partial Assignment Agreement") with Sabine Pass Liquefaction, LLC, a Delaware limited liability company, as assignee ("Assignee"), pursuant to and in accordance with the provisions of Section 17.2(d) of the TUA.

This letter agreement shall constitute an agreement between SABINE and Customer that the provisions of Section 17.1(b) of the TUA shall not with respect to the Partial Assignment Agreement. For sufficient consideration received, Customer and SABINE hereby agree that effective as of October 1, 2012, the provisions of Section 17.1(b) of the TUA requiring the assignee to deliver to SABINE its written undertaking to be bound by and perform all obligations of the assignor under the TUA shall not apply for purposes of the Partial Assignment Agreement. The foregoing is solely for the instance of the Partial Assignment Agreement and shall not constitute a waiver of any provisions of the TUA for any other purpose. This letter agreement shall become effective on October 1, 2012.

Yours truly,

TOTAL GAS & POWER NORTH AMERICA, INC.

By:	/s/ Tom Earl
Tom Earl
Vice President, Trading

Accepted and Agreed to as of
September 11, 2012

SABINE PASS LNG, L.P.

By:	SABINE PASS LNG-GP, LLC
Its:	General Partner

By:	/s/ Graham A. McArthur
Name:	Graham A. McArthur
Title:	Treasurer

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